Exhibit 99.1

Cactus Announces First Quarter 2023 Results

HOUSTON – May 9, 2023 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the first quarter of 2023.
First Quarter Highlights
•Closed the acquisition of HighRidge Resources, Inc. (“FlexSteel”) on February 28, 2023(1);
•Revenue of $228.4 million and operating income of $49.7 million;
•Net income of $52.3 million and diluted earnings per Class A share of $0.63;
•Adjusted net income(2) of $50.7 million and diluted earnings per share, as adjusted(2) of $0.64;
•Net income margin of 22.9% and adjusted net income margin(2) of 22.2%;
•Adjusted EBITDA(3) and Adjusted EBITDA margin(3) of $79.4 million and 34.8%, respectively;
•Cash flow from operations of $60.5 million;
•In January 2023, Cactus closed an underwritten offering of Class A common stock for net proceeds of $165.6 million; and
•Subsequent to the end of the first quarter, the Company paid down the Term Loan debt balance by $60 million.
Financial Summary

	Three Months Ended
	March 31,	December 31,	March 31,
	2023(1)	2022	2022
	($ in thousands)
Revenues	$228,405	$187,774	$145,899
Operating income	$49,688	$48,221	$30,990
Operating income margin	21.8%	25.7%	21.2%
Net income	$52,288	$40,739	$27,083
Net income margin	22.9%	21.7%	18.6%
Adjusted net income(2)	$50,682	$43,525	$22,859
Adjusted net income margin(2)	22.2%	23.2%	15.7%
Adjusted EBITDA(3)	$79,411	$66,393	$42,333
Adjusted EBITDA margin(3)	34.8%	35.4%	29.0%

(1)First quarter 2023 results throughout include one month of FlexSteel operating results.
(2)Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(3)Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.

Scott Bender, President and CEO of Cactus, commented, “I am very pleased with our performance in the first quarter. The strength of our customer base and our continued focus on execution allowed us to achieve record Cactus Product market share(1) of over 43% during the period. Cactus’ rigs followed increased by approximately 6% despite the average U.S. land rig count declining by approximately 2%. Additionally, we are pleased to include one month of FlexSteel results in our first quarter following the close of the acquisition on February 28, 2023. FlexSteel revenue exceeded expectations due to increased shipments of its equipment.

“Looking ahead to the second quarter, we anticipate revenue to be up over 25% sequentially due to a full quarter's contribution from FlexSteel. While the recent movement in commodity prices is likely to pressure U.S. land activity, Cactus remains well-positioned to outpace the market given our unique product portfolio and customer relationships.”

Mr. Bender concluded, “We have been pleased with early efforts to integrate the FlexSteel business, and the opportunities between the two businesses are even more apparent post-closing. Both businesses manufacture highly differentiated products, have modest capital requirements, and have attractive growth potential. We expect that free cash flow over the coming quarters should enable Cactus to meaningfully reduce leverage following the acquisition. As always, management intends to operate with a focus on margins, returns and generating value for shareholders.”

(1)Additional information regarding market share and rigs followed is located in the Supplemental Information tables.
Segment Performance
Upon completion of the FlexSteel acquisition, we re-evaluated our reportable segments and now report two business segments, Pressure Control (legacy Cactus) and Spoolable Technologies (FlexSteel). For the first quarter of 2023, we have included our Pressure Control results in historical detail as supplemental information in this release. Starting with the second quarter of 2023, we intend to only report our Pressure Control results and Spoolable Technologies results as presented below. For the first quarter of 2023, all corporate and other costs not directly attributable to either segment have been included in Pressure Control results.

Pressure Control

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(in thousands)
Pressure Control
Revenue	$194,655	$187,774	$145,899

Operating income	$49,439	$48,221	$30,990
Other non-operating income (expense)(1)	3,417	(1,920)	(1,115)
Depreciation and amortization expense	7,992	8,133	8,677
Segment EBITDA(2)	60,848	54,434	38,552
Stock-based compensation	3,091	2,597	2,666
Other non-operating (income) expense(1)	(3,417)	1,920	1,115
Transaction related expenses(3)	8,581	7,442	—
Adjusted Segment EBITDA(2)	$69,103	$66,393	$42,333

Operating income margin	25.4%	25.7%	21.2%
Adjusted Segment EBITDA margin(2)	35.5%	35.4%	29.0%

(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.

First quarter 2023 Pressure Control revenue increased $6.9 million, or 3.7%, sequentially, as sales of wellhead and production related equipment along with associated services improved primarily due to higher customer drilling activity. Operating income increased $1.2 million, or 2.5%, sequentially, with margins decreasing 30 basis points due to higher transaction expenses and rental equipment redeployment costs. Adjusted Segment EBITDA increased $2.7 million, or 4.1%, sequentially, with Adjusted Segment EBITDA margins increasing 10 basis points due to higher operating leverage.

Spoolable Technologies

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(in thousands)
Spoolable Technologies
Revenue	$33,750	$—	$—

Operating income	249	—	—
Other non-operating income (expense)(1)	121	—	—
Depreciation and amortization expense	5,118	—	—
Segment EBITDA(2)	5,488	—	—
Stock-based compensation	750	—	—
Other non-operating (income) expense(1)	(121)	—	—
Inventory step-up expense(3)	4,191	—	—
Adjusted Segment EBITDA(2)	$10,308	$—	$—

Operating income margin	0.7%	n/a	n/a
Adjusted Segment EBITDA margin(2)	30.5%	n/a	n/a

(1)Represents a $0.1 million gain for the revaluation of the earn-out liability associated with the FlexSteel Acquisition.
(2)Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

In the last month of the first quarter of 2023 (acquisition date through March 31, 2023), Spoolable Technologies generated revenue of $33.8 million and segment operating income of $0.2 million. Segment operating margin was 0.7%. Operating income was inclusive of $4.2 million of inventory step-up costs associated with the step-up in value of inventory on hand at acquisition and $3.7 million of intangible amortization expense.
Liquidity, Capital Expenditures and Other
As of March 31, 2023, the Company had $155.0 million gross bank debt, $75.4 million of cash, and $193.3 million availability on our revolving credit facility. Operating cash flow was $60.5 million for the first quarter of 2023. During the first quarter, the Company made dividend payments and associated distributions of $9.0 million.

Net cash used in investing activities represented $633.2 million during the first quarter of 2023 due primarily to the FlexSteel acquisition. Net capital expenditures were $14.3 million, inclusive of the $7.0 million purchase of a previously leased facility. For the full year 2023, the Company expects net capital expenditures to be in the range of $45 million to $55 million, inclusive of capital directed toward planned international expansion and the FlexSteel business.

On January 13, 2023, Cactus closed an underwritten offering of 3,224,300 shares of its Class A common stock for total net proceeds of approximately $165.6 million, net of underwriting discounts and selling commissions. The net proceeds from the sale of the Class A common stock in the offering were utilized to fund a portion of the initial closing price for the FlexSteel Acquisition.

As of March 31, 2023, Cactus had 64,448,377 shares of Class A common stock outstanding (representing 81.1% of the total voting power) and 14,978,225 shares of Class B common stock outstanding (representing 18.9% of the total voting power).
Quarterly Dividend
In May 2023 the Board approved a quarterly cash dividend of $0.11 per share of Class A common stock with payment to occur on June 15, 2023 to holders of record of Class A common stock at the close of business on May 30, 2023. A corresponding distribution of up to $0.11 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results today, Tuesday, May 9, 2023 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered wellhead, pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands, except per share data)
Revenues
Pressure Control revenue	$194,655	$145,899
Spoolable Technologies revenue	33,750	—
Total revenues	228,405	145,899

Operating income
Pressure Control operating income	49,439	30,990
Spoolable Technologies operating income	249	—
Total operating income	49,688	30,990

Interest income (expense), net	1,002	(100)
Other income (expense), net	3,538	(1,115)
Income before income taxes	54,228	29,775
Income tax expense	1,940	2,692
Net income	$52,288	$27,083
Less: net income attributable to non-controlling interest	9,394	6,467
Net income attributable to Cactus, Inc.	$42,894	$20,616

Earnings per Class A share - basic	$0.67	$0.35
Earnings per Class A share - diluted (a)	$0.63	$0.34

Weighted average shares outstanding - basic	63,740	59,288
Weighted average shares outstanding - diluted (a)	79,155	76,162

(a)Dilution for the three months ended March 31, 2023 includes $9.7 million of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 24.5% and 15.0 million weighted average shares of Class B common stock outstanding plus the effect of dilutive securities. Dilution for the three months ended March 31, 2022 includes $6.7 million of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 16.5 million weighted average shares of Class B common stock outstanding plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2023	2022
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$75,422	$344,527
Accounts receivable, net	209,442	138,268
Inventories	232,598	161,283
Prepaid expenses and other current assets	9,993	10,564
Total current assets	527,455	654,642

Property and equipment, net	351,302	129,998
Operating lease right-of-use assets, net	22,028	23,183
Intangible assets, net	196,634	—
Goodwill	201,302	7,824
Deferred tax asset, net	211,460	301,644
Other noncurrent assets	10,086	1,605
Total assets	$1,520,267	$1,118,896

Liabilities and Equity
Current liabilities
Accounts payable	$56,743	$47,776
Accrued expenses and other current liabilities	50,766	30,619
Current portion of liability related to tax receivable agreement	27,544	27,544
Finance lease obligations, current portion	7,242	5,933
Operating lease liabilities, current portion	4,521	4,777
Long-term debt, current portion	39,750	—
Total current liabilities	186,566	116,649

Deferred tax liability, net	2,123	1,966
Liability related to tax receivable agreement, net of current portion	261,607	265,025
Finance lease obligations, net of current portion	8,900	6,436
Operating lease liabilities, net of current portion	17,429	18,375
Long-term debt, net of current portion	111,967	—
Other noncurrent liabilities	5,839	—
Total liabilities	594,431	408,451

Equity	925,836	710,445
Total liabilities and equity	$1,520,267	$1,118,896

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cash flows from operating activities
Net income	$52,288	$27,083
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	13,110	8,677
Deferred financing cost amortization	291	42
Stock-based compensation	3,841	2,666
Provision for expected credit losses	(376)	(110)
Inventory obsolescence	576	480
Gain on disposal of assets	(1,033)	(293)
Deferred income taxes	(1,406)	1,919
Change in fair value of earn-out liability	(121)	—
(Gain) loss from revaluation of liability related to tax receivable agreement	(3,417)	1,115
Changes in operating assets and liabilities:
Accounts receivable	(12,883)	(14,681)
Inventories	20,565	(16,648)
Prepaid expenses and other assets	2,151	(463)
Accounts payable	(6,282)	6,934
Accrued expenses and other liabilities	(6,842)	488
Net cash provided by operating activities	60,462	17,209

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	(618,857)	—
Capital expenditures and other	(15,928)	(7,652)
Proceeds from sales of assets	1,633	358
Net cash used in investing activities	(633,152)	(7,294)

Cash flows from financing activities
Proceeds from issuance of long-term debt	155,000	—
Net proceeds from the issuance of Class A common stock	169,878	—
Payments of deferred financing costs	(6,665)	—
Payments on finance leases	(1,709)	(1,438)
Dividends paid to Class A common stock shareholders	(7,353)	(6,664)
Distributions to members	(1,645)	(1,654)
Repurchase of shares	(4,343)	(4,424)
Net cash provided by (used in) financing activities	303,163	(14,180)

Effect of exchange rate changes on cash and cash equivalents	422	337

Net decrease in cash and cash equivalents	(269,105)	(3,928)

Cash and cash equivalents
Beginning of period	344,527	301,669
End of period	$75,422	$297,741

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(in thousands, except per share data)
Net income	$52,288	$40,739	$27,083
Adjustments:
Other non-operating (income) expense, pre-tax(1)	(3,538)	1,920	1,115
Transaction related expenses, pre-tax(2)	8,581	7,442	—
Intangible amortization expense(3)	3,666	—	—
Inventory step-up expense(4)	4,191	—	—
Income tax expense differential(5)	(14,506)	(6,576)	(5,339)
Adjusted net income	$50,682	$43,525	$22,859

Diluted earnings per share, as adjusted	$0.64	$0.57	$0.30

Weighted average shares outstanding, as adjusted(6)	79,155	76,410	76,162

Revenue	$228,405	$187,774	$145,899
Net income margin	22.9%	21.7%	18.6%
Adjusted net income margin	22.2%	23.2%	15.7%

(1)Primarily represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(5)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 24.5% on income before income taxes for the three months ended March 31, 2023, 25.0% for the three months ended December 31, 2022 and 26.0% for the three months ended March 31, 2022.
(6)Reflects 63.7, 60.8, and 59.3 million weighted average shares of basic Class A common stock outstanding and 15.0, 15.1 and 16.5 million of additional shares for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(in thousands)
Net income	$52,288	$40,739	$27,083
Interest (income) expense, net	(1,002)	(2,370)	100
Income tax expense (benefit)	1,940	7,932	2,692
Depreciation and amortization	13,110	8,133	8,677
EBITDA	66,336	54,434	38,552
Other non-operating (income) expense(1)	(3,538)	1,920	1,115
Transaction related expenses(2)	8,581	7,442	—
Inventory step-up expense(3)	4,191	—	—
Stock-based compensation	3,841	2,597	2,666
Adjusted EBITDA	$79,411	$66,393	$42,333

Revenue	$228,405	$187,774	$145,899
Net income margin	22.9%	21.7%	18.6%
Adjusted EBITDA margin	34.8%	35.4%	29.0%

(1)Primarily represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.
(3)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Segment EBITDA as operating income including other non-operating income and excluding depreciation and amortization. Cactus defines Adjusted Segment EBITDA as Segment EBITDA excluding the other items outlined below.

Cactus management believes Segment EBITDA and Adjusted Segment EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Segment EBITDA and Adjusted Segment EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(in thousands)
Pressure Control
Revenue	$194,655	$187,774	$145,899

Operating income	$49,439	$48,221	$30,990
Other non-operating income (expense)(1)	3,417	(1,920)	(1,115)
Depreciation and amortization expense	7,992	8,133	8,677
Segment EBITDA	60,848	54,434	38,552
Stock-based compensation	3,091	2,597	2,666
Other non-operating (income) expense(1)	(3,417)	1,920	1,115
Transaction related expenses(2)	8,581	7,442	—
Adjusted Segment EBITDA	$69,103	$66,393	$42,333

Operating income margin	25.4%	25.7%	21.2%
Adjusted Segment EBITDA margin	35.5%	35.4%	29.0%

(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin (continued)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(in thousands)
Spoolable Technologies
Revenue	$33,750	$—	$—

Operating income	249	—	—
Other non-operating income (expense)(1)	121	—	—
Depreciation and amortization expense	5,118	—	—
Segment EBITDA	5,488	—	—
Stock-based compensation	750	—	—
Other non-operating (income) expense(1)	(121)	—	—
Inventory step-up expense(2)	4,191	—	—
Adjusted Segment EBITDA	$10,308	$—	$—

Operating income margin	0.7%	n/a	n/a
Adjusted Segment EBITDA margin	30.5%	n/a	n/a

(1)Represents a $0.1 million gain for the revaluation of the earn-out liability associated with the FlexSteel Acquisition.
(2)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

A reconciliation of segment operating income to net income is shown below.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(in thousands)
Consolidated
Pressure Control operating income	$49,439	$48,221	$30,990
Spoolable Technologies operating income	249	—	—
Total operating income	49,688	48,221	30,990

Interest income (expense), net	1,002	2,370	(100)
Other income (expense), net	3,538	(1,920)	(1,115)
Income before income taxes	54,228	48,671	29,775
Income tax expense	1,940	7,932	2,692
Net income	$52,288	$40,739	$27,083

Cactus, Inc. – Supplemental Information
Pressure Control Results
Historical Presentation
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(in thousands)
Revenues
Product	$129,779	$124,561	$94,040
Rental	26,709	27,310	22,343
Field service and other	38,167	35,903	29,516
Total revenues	194,655	187,774	145,899

Gross profit
Product	$52,109	$50,529	$33,120
Rental	11,207	12,013	7,254
Field service and other	8,813	8,575	4,710
Total gross profit	72,129	71,117	45,084

Gross margin
Product	40.2%	40.6%	35.2%
Rental	42.0%	44.0%	32.5%
Field service and other	23.1%	23.9%	16.0%
Total gross margin	37.1%	37.9%	30.9%

Operating income	$49,439	$48,221	$30,990
Operating margin	25.4%	25.7%	21.2%

Depreciation and amortization
Cost of product revenue	$839	$783	$748
Cost of rental revenue	5,109	5,442	6,167
Cost of field service and other revenue	1,902	1,773	1,673
Selling, general and administrative expenses	142	135	89
Total depreciation and amortization	7,992	8,133	8,677

Cactus, Inc. – Supplemental Information
Estimated Market Share
(unaudited)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Cactus U.S. onshore rigs followed	321	304	254
Baker Hughes U.S. onshore rig count quarterly average	742	757	616
Market share	43.3%	40.2%	41.2%